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                                                                 EXHIBIT 10.09



                              THE COLUMBUS CIRCLE
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made as of this 1st day of January, 1997, by and between The Columbus Circle, a New York limited partnership (the "Consultant") and Home Shopping Showcase, Inc. or KN2B, Inc., a Delaware corporation (the "Company"). The parties hereby agree as follows:

1.       Term.

         The term of this Agreement shall begin on the date set forth above and shall continue until the earlier of (a) December 31, 1999 and (b) the termination of this Agreement by either party in accordance with Paragraph 9 hereof.

2.       Consulting Services.

         The Consultant agrees to perform such consulting services (the "Consulting Services") as shall be agreed from time to time by the Company and the Consultant. At the commencement of this Agreement, the services to be rendered by the Consultant are those set forth on Schedule I hereto. The Consultant shall perform the Consulting Services in a professional manner and such services or the result thereof shall conform to the Company's standards,
specifications, and other requirements.   The Consultant shall be available to
provide Consulting Services at the request of the Company for up to three (3) man-days per month during the term of this Agreement.

3.       Compensation; Stock Options.

         In consideration for the performance of the Consulting Services, the Company shall cause ML Direct to grant to the Consultant non-qualified options pursuant to the option agreement attached hereto as Exhibit A. In addition, the Company shall pay to the Consultant the additional compensation as is specified on Schedule II hereto.

4.       Proprietary Information.

         The Consultant acknowledges that he or she may be furnished or may otherwise receive or have access to information which relates to the Company's past, present or future products, research, development, inventions, processes, techniques, design or other technical information and data, etc. (the "Proprietary Information"). The Consultant agrees to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to the Consultant before this Agreement is signed or afterward. In addition, the Consultant shall not disclose or disseminate the Proprietary Information to any third party and shall not use the Proprietary Information for his or her own benefit or for the benefit of any third party. The foregoing obligations shall not apply to any information which (i) is publicly known; (ii) is given to the Consultant by someone else who is not obligated to maintain confidentiality; or (iii) the Consultant had already developed prior to the day the Agreement is signed, as evidenced by




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contemporaneously dated documents.  Within three days after the termination of this Agreement (or any other time at the Company's request), the Consultant shall return to the Company all copies of Proprietary Information in tangible form.

5.       Representations.

         The Consultant represents and warrants that (i) he or she is able to perform the Consulting Services and that he or she does not have any understanding or agreement with anyone else which restricts his or her ability to perform such services; (ii) that any services he or she provides and information or materials he or she develops for or discloses to the Company shall not in any way be based upon any confidential or proprietary information derived from any source other than the Company, unless the Consultant is specifically authorized in writing by such source to use such proprietary information; and (iii) that if the Company incurs any liability or expense as a result of any claim that any of the above warranties is not true, the Consultant shall indemnify the Company and hold it harmless against all such liability or expense, including reasonable attorney's fees, provided that the Company notifies the Consultant of the claim and cooperates with the Consultant in defending against the claim. The Consultant shall notify the Company if he or she ever becomes aware of any such claim.

6.       Work for Hire; Assignment of Rights.

         Everything the Consultant writes or develops in the course of providing the Consulting Services shall be works made for hire and therefore the property of the Company. If for any reason something the Consultant writes or develops while performing the Consulting Services is not considered a work made for hire, without any additional consideration the Consultant assigns to the Company all right, title and interest therein, including all patent and copyright rights, and agrees to execute at the Company's request a subsequent document or documents as further evidence of this assignment. In addition, without any additional consideration, the Consultant agrees to assign to the Company all right, title and interest in any invention, patentable or not, made or conceived solely by him or jointly with others during the course of performing the Consulting Services. The Consultant shall promptly disclose any such invention to the Company and shall, upon request, execute an assignment to the Company of any patent, trade secret or other proprietary right and shall do anything else reasonably necessary to enable the Company to perfect its rights therein. The Consultant hereby agrees to indemnify the Company and hold it harmless against all liabilities or expenses, including reasonable attorney's fees, which may be incurred as a result of the breach by the Consultant of any of the representations or covenants set forth in this Paragraph 6. The obligations contained in this Paragraph 6 shall continue until fulfilled and shall not be affected by the termination of this Agreement. The obligations of the Consultant under this Paragraph 6 shall be binding on his or her assigns, executors, administrators and other legal representatives to the extent that any of them can fulfill those obligations left unfulfilled by the Consultant.





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7.       Non-Competition.

         During the term of this Agreement and for a period of one year thereafter, the Consultant agrees that he or she will not, directly or indirectly, as an owner, director, stockholder, consultant, independent contractor, agent or otherwise, engage or assist any other person (other than the Company) to engage anywhere in the world in the business of creating, distributing or selling products or providing services competitive with those offered by the Company. The Consultant shall not, directly or indirectly, solicit for employment any of the Company's employees until at least one year after the end of the Agreement.

8.       Termination.

         (a) This Agreement may be terminated by either party in the event that the other party has not performed any material covenant or has otherwise breached any material term of this Agreement (i) upon receipt of written notice thereof if the non-performance or breach is incapable of cure, or (ii) upon the expiration of thirty (30) days (or such additional cure period as the non-defaulting party may authorize) after receipt of written notice thereof if the non-performance or breach is capable of cure and has not been cured.

         (b) This Agreement may be terminated by either party upon not less than 90 days' prior written notice to the other.

         (c) If the Consultant breaches this Agreement, the Company can (in addition to all of its other rights) require the Consultant to give it all work in progress in exchange for compensation earned to the date of termination.
The Consultant acknowledges that his breach (or threatened breach) of any of his obligations under Paragraphs 5, 6, or 7 could irreparably injure the Company and the Consultant could not remedy the damage caused the Company simply by paying the Company some amount of money.

         (d) OTHER THAN FOR BREACHES OF THE CONSULTANT'S OBLIGATIONS UNDER PARAGRAPHS 5, 6, OR 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL INCIDENTAL OR SPECIAL DAMAGES ARISING OUT OF ANY DEFAULT UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR TORT.

9.       Miscellaneous.

         (a) The Consultant shall continue to be bound by all obligations described in Paragraphs 5 and 6 after the termination of this Agreement for whatever reason and shall continue to be bound by all obligations described in Paragraph 7 after the termination of this Agreement pursuant to Paragraph 8(a) as a result non-performance or breach by the Consultant.

         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principles.





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         (c)     This Agreement is the entire agreement between the parties.
Any change in the Agreement must be made in writing and signed by both the Company and the Consultant.

         (d) In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and is hereby authorized and directed to limit such scope, duration or area of applicability, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement shall be held to be invalid or enforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

         (e) Either party's waiver of a default by the other does not constitute a waiver of future or other defaults.

         (f) The Consultant is performing services for the Company as an independent contractor, and the parties are not partners or joint venturers. Neither party can bind the other to any agreement with anyone else without the prior written consent of such other party.

                               * * * * * * * * *





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        HOME SHOPPING SHOWCASE, INC.



                                        By:
                                           -----------------------------------
                                        Title:
                                               -------------------------------


                                        THE COLUMBUS CIRCLE



                                        By:
                                           -----------------------------------
                                        Title:
                                               -------------------------------




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                                   SCHEDULE I

                       Description of Consulting Services


      The Consultant shall provide the following services to the Company to the extent it is requested from time to time to do so by the Chief Executive Officer or the Board of Directors of the Company: (i) general management services, (ii) marketing, consulting and sales support, (iii) evaluating and assisting with respect to proposed mergers, acquisitions, strategic alliances and third party arrangements (such as licensing agreements), and (iv) arranging equity or debt financings.





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                                  SCHEDULE II

                                  Compensation


      The Company shall pay to the Consultant (a) an initial fee of $60,000, payable on the date hereof and (b) an monthly amount equal to $7,500.